                         Notice of Guaranteed Delivery
                           of Shares of Common Stock
                                Pursuant to the
                           Offer to Purchase for Cash
                                       by
                              THE DRESS BARN, INC.
                                       of
                   Up to 8,000,000 Shares of its Common Stock
                  at a Purchase Price not greater than $17.00
                         nor less than $15.00 per Share

           THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
          EASTERN TIME, ON FRIDAY, OCTOBER 18, 2002, UNLESS THE OFFER
                                 IS EXTENDED.

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    As set forth in Section 3 of the Offer to Purchase (as defined below), this form or a facsimile hereof must be used to accept the Offer (as defined below) if:

        (a) certificates for shares of Common Stock, par value $.05 per share (the 'Shares'), of The Dress Barn, Inc., a Connecticut corporation (the 'Company'), cannot be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Company's Offer to Purchase dated September 19, 2002 (the 'Offer to Purchase')); or

        (b) the procedure for book-entry transfer (set forth in Section 3 of the Offer to Purchase) cannot be completed on a timely basis; or

        (c) the Letter of Transmittal (or a facsimile thereof) and all other required documents cannot be delivered to the Depositary prior to the Expiration Date.

    This form, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                        To: MELLON INVESTOR SERVICES LLC

          By Mail:                By Overnight Delivery:            By Hand Delivery:
  Reorganization Department      Reorganization Department      Reorganization Department
        P.O. Box 3301               85 Challenger Road          120 Broadway, 13th Floor
 South Hackensack, NJ 07606         Mail Stop -- Reorg             New York, NY 10271
                                 Ridgefield Park, NJ 07660

                            Facsimile Transmission:
For transmission of Notice of Guaranteed Delivery by Eligible Institutions Only)
                                 (201) 296-4293

                      Confirm facsimile by telephone ONLY:
                                 (201) 296-4860

    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an 'Eligible Institution' under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.


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Ladies and Gentlemen:

    The undersigned hereby tenders to the Company at the price per Share indicated in this Notice of Guaranteed Delivery, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which together constitute the 'Offer'), receipt of both of which is hereby acknowledged, Shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

ODD LOTS

    To be completed only if the Shares are being tendered by or on behalf of a person owning beneficially or of record, as of the close of business on September 19, 2002 and who continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares. The undersigned either (CHECK ONE BOX):

[ ] was the beneficial or record owner of, as of the close of business on September 19, 2002, and continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares, all of which are being tendered; or

[ ] is a broker, dealer, commercial bank, trust company, or other nominee that
    (a) is tendering for the beneficial owner(s) thereof, Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person was the beneficial or record owner of, as of the close of business on September 19, 2002, and continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

In addition, the undersigned is tendering Shares either (CHECK ONE BOX):

[ ] at the Purchase Price, as the same shall be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share below); or

[ ] at the price per Share indicated below under 'Price (in Dollars) Per Share at Which Shares Are Being Tendered.'

CONDITIONAL TENDER

    A tendering shareholder may condition his or her tender of Shares upon the Company purchasing a specified minimum number of the Shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least that minimum number of Shares indicated below is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered will be purchased. It is the tendering shareholder's responsibility to calculate that minimum number of Shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

[ ] The minimum number of Shares that must be purchased, if any are purchased, is: _________Shares.

    If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares and checked this box.

[ ] The tendered shares represent all Shares held by the undersigned.

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER

[ ] I want to maximize the chance of having the Company accept for purchase all the Shares I am tendering (subject to the possibility of proration). Accordingly, by checking this one box INSTEAD OF ONE OF THE PRICE BOXES BELOW, I hereby tender Shares at, and am willing to accept, the Price resulting from the Offer process. This action could result in receiving a price as low as $15.00 per share.

                                       OR

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

[ ] $15.00             [ ] $15.55             [ ] $16.10             [ ] $16.65
[ ] $15.05             [ ] $15.60             [ ] $16.15             [ ] $16.70
[ ] $15.10             [ ] $15.65             [ ] $16.20             [ ] $16.75
[ ] $15.15             [ ] $15.70             [ ] $16.25             [ ] $16.80
[ ] $15.20             [ ] $15.75             [ ] $16.30             [ ] $16.85
[ ] $15.25             [ ] $15.80             [ ] $16.35             [ ] $16.90
[ ] $15.30             [ ] $15.85             [ ] $16.40             [ ] $16.95
[ ] $15.35             [ ] $15.90             [ ] $16.45             [ ] $17.00
[ ] $15.40             [ ] $15.95             [ ] $16.50
[ ] $15.45             [ ] $16.00             [ ] $16.55
[ ] $15.50             [ ] $16.05             [ ] $16.60

            IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED,
                      THERE IS NO PROPER TENDER OF SHARES

NON-ODD LOT HOLDERS

    To be completed only if the Shares are being tendered by or on behalf of a person owning beneficially or as of record, as of the close of business on September 19, 2002, an aggregate of 100 or more Shares. CHECK IF APPLICABLE.

[ ] The tender made in response to the Offer to Purchase relates to all shares owned beneficially or of record by the beneficial owner. If this form is completed by a broker, dealer, commercial bank, trust company, or other nominee, the foregoing response is made upon representations made to it by such beneficial owner(s). Unless the foregoing box is checked, in the event of over-subscription of the offer, acceptance of the tender will be by lot rather than by proration.

                             (PLEASE TYPE OR PRINT)

Certificate Nos. (if available): _______________________________________________

________________________________________________________________________________

Name(s): _______________________________________________________________________

________________________________________________________________________________

                                 (PLEASE PRINT)

Address(es): ___________________________________________________________________

________________________________________________________________________________

                              (INCLUDING ZIP CODE)

Area Code(s) and Telephone Number(s): __________________________________________

________________________________________________________________________________

Signature(s): __________________________________________________________________

________________________________________________________________________________

Dated: _________________________________________________________________________

    If Shares will be tendered by book-entry transfer, check the box:

    [ ] The Depository Trust Company
Account Number:
________________________________________________________________________________

                                   GUARANTEE:
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned is a member in good standing of the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each such entity, an 'Eligible Institution') and represents that: (a) the above-named person(s) 'own(s)' the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and (b) such tender of Shares complies with Rule 14e-4, and guarantees that the Depositary will receive
(i) certificates of the Shares tendered hereby in proper form for transfer, or
(ii) confirmation that the Shares tendered hereby have been delivered pursuant to the procedure for book-entry transfer set forth in Section 3 of the Offer to Purchase) into the Depositary's account at The Depository Trust Company together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) and any other documents required by the Letter of Transmittal, all within three Nasdaq trading days after the date the Depositary receives this Notice of Guaranteed Delivery.

Authorized Signature: __________________________________________________________

________________________________________________________________________________

Name: __________________________________________________________________________

                                   (PLEASE PRINT)

Title: _________________________________________________________________________

Name of Firm: __________________________________________________________________

Address: _______________________________________________________________________
                              (INCLUDING ZIP CODE)

Area Code and Telephone Number: ________________________________________________

Date: __________________________________________________________________________

                    DO NOT SEND CERTIFICATES WITH THIS FORM.
                 YOUR STOCK CERTIFICATES MUST BE SENT WITH THE
                             LETTER OF TRANSMITTAL.